Exhibit 10.1

CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT

THIS CONFIDENTIAL SEPARATION AND RELEASE AGREEMENT (“Agreement”) is made and entered into this 9th day of January 2023 (the “Execution Date”) by and between James R. Gordon (the “Executive”) and First Financial Bankshares, Inc. and any and all parent, subsidiary, or affiliated entities, companies, partnerships, successors, and assigns, and all of its past, present, and future partners, officers, directors, managers, agents, administrators, trustees, insurers, successors, employees, and legal counsel (collectively hereinafter referred to as the “Bank”). The Executive and the Bank are collectively referred to herein as the “Parties” and each is a “Party.”

WHEREAS, the Executive resigned from his employment with the Bank effective as January 9, 2023;

WHEREAS, the Executive and the Bank desire to enter into this Agreement to clarify and resolve any issues that may exist between them arising out of the employment relationship between the Parties and its termination, and any continuing obligations of the Parties to one another following the end of the employment relationship.

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions herein contained, and other good and valuable consideration, the sufficiency of which the Parties acknowledge, the Parties agree as follows:

1.
Separation of Employment. The Parties agree that the Executive’s resignation and employment with the Bank are effective January 9, 2023 (the “Separation Date”). Upon the Separation Date, neither the Bank nor the Executive, nor any of his successors or assigns, shall have any further rights or obligations, except as specifically set forth in this Agreement.
2.
Accrued Payments and Benefits.
a.
In consideration for the Executive’s agreements stated in this Agreement, the Bank shall pay the Executive his base salary through January 15, 2023 (the “Accrued Salary”), less all required withholdings, including federal and state withholding taxes and other deductions the Bank is required by law to make the Executive’s base salary. The Accrued Salary shall be paid on the first regular payroll date of the Bank after the Execution Date.
b.
In further consideration for the Executive’s agreements stated in this Agreement, and in particular the Executive’s willingness to provide consulting services pursuant to Section 14 hereof, the Bank shall pay to the Executive a total gross amount of Fifty One Thousand Six Hundred Sixty-Six and 67/100 dollars ($51,666.67) (the “Consulting Payment”), less all required withholdings, including federal and state withholding taxes and other deductions the Bank is required by law to make from the Consulting Payment.

The Consulting Payment shall be paid on the first available payroll date of the Bank after the Effective Date, as defined below in Paragraph 5.
c.
In further consideration for the Executive’s agreements in this Agreement, the remaining 2,392 unvested Restricted Stock Awards (“RSAs”) granted to the Executive on May 18, 2020 shall be deemed to have vested as of the Execution Date (the “Accelerated Vesting Benefit”).
d.
In further consideration for the Executive’s agreements in this Agreement, the Bank will pay the Executive on the first available payroll date of the Bank after the Effective Date, as defined below in Paragraph 5, a lump sum payment of the Executive’s 2022 bonus in the gross amount of One Hundred Sixty-Seven Thousand Four Hundred and 00/100 dollars ($167,400), less all required holdings (the “Bonus Payment”).
e.
In further consideration for the Executive’s agreements in this Agreement, the Bank will contribute Forty-Five Thousand One Hundred Eighty-Three and 86/100 Dollars ($45,183.86) to the Executive’s Supplemental Executive Retirement Plan for the year ended December 31, 2022 (the “SERP Contribution”).
f.
In addition to the Accrued Salary, the Consulting Payment, the Accelerated Vesting Benefit, the Bonus Payment and the SERP Contribution, the Bank will pay the Executive on the first available payroll date of the Bank after the Effective Date, as defined below in Paragraph 5, a lump sum payment equal to the cost of Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) coverage for the Executive and his dependents for six (6) months, for a total amount of $15,392.64 (the “COBRA Payment”).
g.
The Accrued Salary, the Consulting Payment, the Accelerated Vesting Benefit, the Bonus Payment, the SERP Contribution and the COBRA Payment shall be collectively referred to herein as the “Benefits.”
h.
The Executive will not be paid the Benefits, and the Executive shall forfeit any right to such Benefits unless (i) the Executive has signed and delivered this Agreement to the Bank, (ii) the period for revoking this Agreement shall have expired, and (iii) the Executive has complied in all material respects with the terms of this Agreement.
i.
The Executive acknowledges and agrees that the Bank’s payment/grant to the Executive of the the Consulting Payment, the Accelerated Vesting Benefit and the COBRA Payment is not required by the Bank’s policies or procedures or by any contractual obligation of the Bank, constitutes new consideration to which the Executive was not already otherwise entitled, and is offered by the Bank solely as consideration for this Agreement.

3.
Release. In consideration for the Benefits, the Executive and his heirs, executors, administrators, trustees, legal representatives, agents, successors and assigns (collectively, the “Releasors”), hereby forever release the Bank and any and all of its past, present, or future affiliated and related entities, successors, and assigns and any and all of their employee benefit and/or pension plans or funds, and any of their past, present, or future officers, directors, agents, fiduciaries, trustees, administrators, and employees (collectively, the “Released Parties”) from any and all claims, demands, causes of action, and liabilities of any kind whatsoever, whether known or unknown, based on, arising out of, or in connection with any act, omission, transaction, occurrence, or event which the Releasors ever had or now have against the Released Parties for, upon, or by reason of, any act, omission, transaction, occurrence, or event up to and including the Effective Date (defined below) (hereinafter referred to as “Claims”), including but not limited to:
a.
any and all Claims arising out of the terms and conditions of the Executive’s employment by the Bank, the termination of such employment and/or any of the events relating directly or indirectly to or surrounding that termination;
b.
any and all Claims of discrimination or retaliation in employment including, but not limited to, Claims or actions under the Age Discrimination in Employment Act, as amended (the “ADEA”); the Older Workers Benefit Protection Act, as amended (the “OWBPA”); Title VII of the Civil Rights Act of 1964, as amended; the Americans with Disabilities Act, as amended; the Texas Labor Code; the Texas Commission on Human Rights Act; the Texas Payday Act; the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); the Family and Medical Leave Act of 1993; the Equal Pay Act of 1963; the Veteran’s Employment and Reemployment Rights Act; the Uniformed Services Employment and Reemployment Rights Act; the Rehabilitation Act; the Fair Credit Reporting Act; the Genetic Information and Nondiscrimination Act; the Sarbanes-Oxley Act of 2002; the Executive Polygraph Protection Act; the Lilly Ledbetter Fair Pay Act; the Patient Protection and Affordable Care Act of 2010; COBRA; or any claims under any other federal, state, local, municipal, or common law whistleblower protection, discrimination, wrongful discharge, anti-harassment, or anti-retaliation statute or ordinance, or any other statutory claims related to the Executive’s employment or separation from employment with the Bank;
c.
any and all tort, contractual, or common law Claims, matters, or actions related to the Executive’s employment with and/or separation from the Bank, including, without limitation, negligence, gross negligence, mental pain, suffering, and anguish, emotional distress, impairment of economic opportunities, unlawful interference with employment rights, defamation, intentional or negligent infliction of emotional distress, fraud, misrepresentation, wrongful termination, wrongful discharge in violation of public policy, breach of any express or implied covenant of good faith and fair dealing, refusal to perform an illegal act, breach of fiduciary duty, or that either party hereto has dealt with the other party unfairly or in bad faith;

d.
any and all Claims for or relating to service, incentive, severance pay, bonus compensation, or other remuneration of any type (including but not limited to claims under ERISA), excluding Claims for accrued, vested benefits under any Executive pension benefit plan in which the Bank is a participating employer in accordance with, and subject to, the terms of such plans and applicable law; and
e.
any Claim for attorneys’ fees, costs, disbursements and the like.

Notwithstanding anything to the contrary in this Agreement, this release does not constitute a release or waiver of any claim by the Executive (i) for unemployment or workers’ compensation, (ii) for vested rights under ERISA-covered employee benefit plans as applicable on the date the Executive signs this Agreement, (iii) in connection with any deposits (as defined in 12 U.S.C. § 1813(l) of the Executive at the Bank, or (iv) that may arise after the Executive signs this Agreement. Further, and notwithstanding anything to the contrary in this Agreement, this release does not constitute a release or waiver of the Executive’s right to file a charge or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”), the National Labor Relations Board (“NLRB”), or any other governmental entity with jurisdiction to regulate employment conditions or relations, or from reporting possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission (“SEC”), Congress, or any agency Inspector General, or from making other disclosures that are protected under the whistleblower provisions of federal law or regulation; however, the Executive does release and relinquish any right to receive any money, property, or any other thing of value, or any other financial benefit or award from the Released Parties as a result of any proceeding of any kind or character initiated by the EEOC, NLRB, SEC, or any other governmental entity with jurisdiction to regulate employment conditions or relations. Further, and as set forth in Paragraph 14 below, the Executive represents that he is unaware of any act or omission on the part of the Bank that may constitute a violation of any law, nor does he know of any basis on which any third party or governmental entity could assert such a claim.

4.
IMPORTANT NOTICE REGARDING RELEASE OF CLAIMS OF AGE DISCRIMINATION. The Executive acknowledges that he knowingly and voluntarily enters into this Agreement with the purpose of waiving and releasing any age discrimination claims he may have under the ADEA), including the OWBPA, and the Executive acknowledges and agrees that:
a.
this Agreement is written in a manner in which the Executive fully understands;
b.
the Executive specifically waives any rights or claims arising under the ADEA;
c.
the Executive’s agreement to all of the terms set forth in this Agreement is knowing and voluntary;
d.
the Executive is not waiving rights or claims under the ADEA that may arise after the date this Agreement is executed;

e.
the rights and claims waived in this Agreement are in exchange for consideration over and above anything to which the Executive is already entitled; and
f.
the Executive has been and is hereby advised in writing to consult with an attorney prior to executing this Agreement, and has, in fact, had an opportunity to do so.
5.
Time for Acceptance; Effective Date.
a.
The Executive has been given a period of up to twenty-one (21) calendar days, if desired, within which to consider this Agreement and, in the event the Executive decides to execute this Agreement in fewer than twenty-one (21) calendar days, he acknowledges that he has done so with the express understanding that he has been given and declined the opportunity to consider this Agreement for a full twenty-one (21) calendar days. The Executive further acknowledges that his decision to sign the Agreement in fewer than twenty-one (21) calendar days was not induced by the Bank through fraud, misrepresentation, or a threat to withdraw or alter the offer prior to the expiration of the twenty-one (21) day time period.
b.
The Executive has the right to revoke this waiver and release of any claims under the ADEA covered by this Agreement within seven (7) calendar days from the date the Executive executes this Agreement. This Agreement shall not be effective until such seven (7)-day revocation period has expired without the Executive having exercised his revocation rights. Thus, this Agreement will become final, binding and enforceable on the eighth (8th) calendar day after the Executive executes and delivers this Agreement to the Bank (the “Effective Date”), provided it has not been duly revoked in accordance with the terms herein. Notice of revocation must be made in writing by the Executive and received by the Bank within seven (7) calendar days from the date the Executive executes and delivers this Agreement to the Bank. In order to constitute notice of acceptance and/or revocation hereunder, such notice must be delivered to:

F. Scott Dueser, President and Chief Executive Officer

First Financial Bankshares, Inc.

P.O. Box 701

Abilene, Texas 79604-0701

sdueser@ffin.com

6.
Release of Unknown Claims. This Agreement is a general release that shall be effective as a bar to each and every claim, demand, or cause of action it releases. The Executive recognizes that he may have some claim, demand, or cause of action against the Bank of which the Executive is totally unaware and unsuspecting, which the Executive is giving up by execution of this Agreement.

7.
No Actions. The Executive represents that he has not filed any charge, claim, demand, grievance, or cause of action or any other proceeding (collectively, “Actions”) with any government agency, court, or arbitrator against the Bank, and that no Actions released or waived in this Agreement have been previously conveyed, assigned, or transferred in any manner, whether in whole or in part, to any person, entity, or other third party. The Executive agrees never to file a lawsuit asserting any claims released in this Agreement. Nothing in this Agreement prevents the Executive from filing a charge with the EEOC, the Texas Workforce Commission, or from assisting or participating in any investigation by any governmental administrative agency. However, if the Executive or anyone else on the Executive’s behalf files a charge or lawsuit asserting any of the released claims, the Executive waives any right to receive any monetary award from the Bank resulting from such a charge, lawsuit, or investigation. The Executive further agrees that this Agreement is a complete and total bar to recovery of any money from the Bank resulting from any lawsuit, charge, or complaint raising any claims that are released in Paragraph 3 above. Notwithstanding anything in this Agreement, the Executive is not waiving the right to test the knowing and voluntary nature of this Agreement in court. The Executive understands that under federal law any frivolous or legally unwarranted challenge to the validity of this Agreement may result in payment to the Bank of its attorneys’ fees and other legal costs incurred defending the validity of this Agreement. Except with respect to any charges or complaints filed with a government agency, the Executive agrees to indemnify and hold the Bank harmless from any and all damages, costs, or liabilities (including reasonable attorneys’ fees and court costs) incurred as a result of any Actions that may hereafter be asserted against the Bank because of an alleged assignment, lien, or other transfer by the Executive of an interest in a claim covered by this Agreement.
8.
Confidentiality. The Executive agrees that he will not disclose, disseminate, or publicize, or will not cause to be disclosed, disseminated, or publicized, any of the terms of this Agreement or the negotiations among the Parties concerning the terms or any proposed terms of the Agreement, to any person, corporation, partnership, association, government agency, or other entity, other than the Executive’s spouse, religious, medical, or psychological counselors, legal counsel, and/or tax advisors, except (i) as may be required by law, (ii) to the extent necessary to report income to appropriate taxing authorities, or (iii) in response to an order or subpoena of a court or government agency of competent jurisdiction. However, notice of receipt of such order or subpoena shall be immediately communicated to the Bank in writing via email (sdueser@ffin.com) so that the Bank has an opportunity to intervene and assert what rights it has to nondisclosure prior to the Executive’s response to such order or subpoena.
9.
Non-Disparagement. The Executive agrees, in consideration of the Benefits, that he will make no negative statements to third parties or on any form of social media which disparage the Released Parties or their services, reputation, officers, employees, financial status, or operations, or which damage the Bank in any business or customer relationship.
10.
Waiver of Reinstatement and Future Employment. The Executive hereby agrees that his employment relationship with the Bank has been permanently and irrevocably severed, and that the Bank has no obligation, contractual or otherwise, to rehire or reemploy the Executive in the future. The Executive hereby waives any right to reinstatement or future employment with the Bank or any of its current or future subsidiaries and/or affiliates and represents that he will not at any time in the future apply for or accept employment with the Bank. If the Executive seeks employment in violation of this section and is hired by the Bank, the Executive agrees that the Bank shall have a legitimate and valid reason to terminate the Executive as soon as it learns of the hiring and without recourse by the Executive. If the Bank later acquires a company which employs the Executive, the Executive shall be treated in the same manner as any other Executive of the acquired company.
11.
Neutral Reference. The Bank and the Executive expressly agree that, should anyone inquire with the Bank concerning the Executive’s prior employment, the only information that will be disclosed will be the last position held by the Executive and the dates of his employment.
12.
Return of Bank Property. The Executive represents and warrants that he has returned to the Bank any and all property of and information relating to the business or affairs of the Bank or any of the Released Parties, regardless of the form of such information, without retaining copies of, deleting or altering, any such information.
13.
Executive Cooperation. The Executive agrees to cooperate with the Bank in any instance in which he may be called to testify as a witness or otherwise provide evidence on matters associated with his employment with the Bank. The Executive agrees to cooperate with the Bank to answer questions that may arise after the employment relationship ends. The Executive agrees to make himself reasonably available to the Bank to respond to requests by the Bank for information pertaining to or relating to the Bank or its affiliates, subsidiaries, agents, officers, directors, fiduciaries, or employees which may be within the Executive’s knowledge. To the extent the Executive has pertinent information, the Executive agrees to cooperate with any internal or external investigation, as well as the prosecution or defense of any claims or disputes brought by or against the Bank or any of its past or present affiliates, agents, officers, directors, fiduciaries, or employees, whether administrative, civil or criminal in nature, in which, and to the extent the Bank deems the Executive’s cooperation necessary. The Executive’s cooperation shall include taking phone calls to answer reasonable questions about the Executive’s former duties, locating files and documents, making himself available for interview by the Bank or its counsel, reviewing and identifying documents, testifying at depositions or trial, and notifying the Bank immediately in writing if the Executive is ever subpoenaed or otherwise requested to testify in any matter involving the Bank.
14.
Consulting Agreement. The Executive and the Bank agree that the Parties will enter into a mutually acceptable consulting agreement pursuant to which the Executive will agree to act as an independent contractor to perform certain consulting services, subject to the terms and conditions set forth in such consulting agreement, in the event that the Bank seeks such services. For the avoidance of doubt, the Executive’s obligations under Section 13 shall not be limited by the execution, or lack of execution, of a consulting agreement.
15.
No Knowledge of Misconduct. The Executive represents that during the term of his employment with the Bank, the Executive has at all times conducted himself in a lawful manner and that the Executive is unaware of any act or omission on the Executive’s part or the part of the Bank that may constitute a violation of any law, regulation, or order, nor does the Executive know of any basis on which any third party or governmental entity could assert such a claim. This expressly includes any and all conduct that potentially could give rise to claims under the Sarbanes-Oxley Act of 2002. The Executive further represents that he has disclosed any misconduct of which he is aware, including potential violations of Bank policies. The Executive further affirms that he has no information concerning any conduct involving the Bank that involves any false claims to the United States. The Executive understands that nothing in this Agreement prevents the Executive from cooperating with any U.S. government investigation; provided, however, to the extent allowed by law, the Executive agrees to notify the Bank via email at sdueser@ffin.com of said participation in such investigation so that the Bank, at its own expense, shall have an opportunity to intervene and assert what rights it has, if any, with regard to the Executive’s participation in the investigation. In addition, to the fullest extent permitted by law, the Executive hereby irrevocably assigns to the U.S. government any right he might have to any proceeds or awards in connection with any proceedings against the Bank.
16.
Voluntary Agreement and No Prior Representations or Inducements.
a.
The Executive acknowledges that he has carefully read and fully understands all of the provisions of this Agreement, including, without limitation, the release of any potential claims under the ADEA. The Executive acknowledges that he has voluntarily and knowingly signed this Agreement in exchange for valuable consideration that the Executive is not otherwise entitled to receive.
b.
The Executive further acknowledges that, in entering into this Agreement, he has not relied upon any representation or statement made by any Bank agent or representative that is not expressly set forth in this Agreement.
c.
The Executive represents and acknowledges that in executing this Agreement, he does not rely, and has not relied, upon any prior oral or written communications, promises, agreements, statements, inducements, understandings, or representations by the Bank, except as expressly contained in this Agreement.
17.
Tax Consequences. The Bank will issue appropriate Internal Revenue Service forms for the Benefits referenced in Paragraph 2 above. The Executive acknowledges and agrees that the Bank has made no representations to the Executive regarding the tax consequences of the Benefits. The Bank shall withhold such taxes from any payments to the Executive hereunder as it determines is required by law. The Executive understands that he must comply with any obligation to pay taxes on the proceeds received from the Bank under this Agreement, and the Executive agrees, to the extent permitted by law, to indemnify the Bank from and against any income tax liability or other requirements arising from payments being made pursuant to this Agreement.
18.
Venue and Choice of Law. This Agreement shall be construed and enforced according to the laws of the State of Texas with reference to principles of conflict of laws. The Executive and the Bank each hereby submit to the personal jurisdiction of, and venue in, the federal and state courts in and for the City of Abilene and Counties of Taylor and Jones, and State of Texas for any actions arising out of or relating to this Agreement.

19.
Waiver.
a.
Failure by either Party at any time to enforce any provision of this Agreement against the other shall not be construed as a waiver of such entitlement and shall not affect the validity of this Agreement or any part or parts hereof or the right of the relevant Party to enforce any provision in accordance with its terms.
b.
The rights and/or remedies of either Party may only be waived by formal written waiver which is signed by a duly authorized representative of the Party waiving its rights and which makes express and unequivocal reference to the waiver being made.
c.
Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement.
d.
Each Party represents and warrants to the other that the execution and delivery of this Agreement and the performance of such Party’s obligations have been duly authorized and that the Agreement is a valid and legal agreement binding on the Party and enforceable according to its terms.
20.
Severability. In the event that one or more of the provisions of this Agreement shall for any reason be held to be illegal or unenforceable, this Agreement shall be revised only to the extent necessary to make such provision(s) legal and enforceable.
21.
Miscellaneous.
a.
This Agreement cannot be amended or modified except by written agreement signed by the Executive and the Bank’s duly authorized officer(s).
b.
This Agreement sets forth the entire agreement between the Parties, and supersedes all prior agreements, understandings, negotiations, and correspondence between the Parties concerning the matters described in this Agreement.
c.
This Agreement is not, and shall not be interpreted to be, an admission by either the Executive or the Bank of any wrongdoing or liability.
d.
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same agreement.
e.
The Executive acknowledges that he has (i) received all compensation due as a result of services performed for the Bank, including, but not limited to, wages, bonuses, commissions, overtime, expenses, vacation/PTO, and/or benefits to which he may be entitled, and no other compensation, wages, bonuses, commissions, overtime, expenses, vacation/PTO, and/or benefits are due to him; (ii) reported to the Bank any and all work-related injuries or illnesses incurred by him during his employment with the Bank; and (iii) received any leave of absence that he requested and for which he was eligible because of his health condition, a family member’s heath condition, or work-related injury, and has not been subjected to any improper treatment, conduct, retaliation, or actions due to such a request or for taking such leave.
f.
The Executive is not entitled to any other severance benefit under any other program or agreement.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT, UNDERSTANDS IT AND IS VOLUNTARILY ENTERING INTO THIS AGREEMENT.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

**THIS SPACE INTENTIONALLY LEFT BLANK – SIGNATURE PAGE FOLLOWS**

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the earliest date written below.

EXECUTIVE:

/s/ James R. Gordon

James R. Gordon

Date: January 9, 2023

FIRST FINANCIAL BANKSHARES, INC.

/s/ F. Scott Dueser

F. Scott Dueser

Date: January 9, 2023